Exhibit 10.16

AMENDMENT NO. 1

To Employment Agreement of

Stuart Benson

Reference is made to that certain employment agreement dated as of November 20, 2002 between Vital Living, Inc., a Nevada corporation (the “Company”) and Stuart Benson (the “Executive”).

The parties hereto desire to amend the employment agreement (the “‘Agreement”) as follows:

The first sentence of Paragraph 1(a) of the Agreement is hereby amended as follows:

Company hereby engages Employee, and Employee hereby agrees to serve as Vice Chairman of the Board of Directors and President, Treasurer and Secretary on the terms and conditions of this Agreement.

This Amendment is executed this              day of July, 2003.

Vital Living, Inc.

By:
Its:

Agreed to and Accepted:

By:
Stuart Benson